Fidelity Bond Coverage for Fund for Which the BNY Mellon Investment Adviser, Inc. Acts as Investment Adviser, Sub-Investment Adviser or Administrator - Gross Assets Pursuant to Rule17g-1(d) Under the Investment Company Act of 1940

Provided by BNY Mellon Fund Operations Department, Data Management Group, 212-635-8679

The number of “other investment companies” covered by the bonds as of January 2024, in answer to question 81(b) on Form N-SAR, is 105.

January 2024

Portfolio ID	Corporate Registration	Portfolio/Series Name	Gross Asset Portfolio	Gross Assets Corporate Registration	Amount of Bond Required Pursuant to Rule 17g-1(d)
100999	BNY Mellon Absolute Insight Funds, Inc.	BNY Mellon Core Plus Fund	1,775,023,417	1,775,023,417	1,500,000
100712	BNY Mellon Advantage Funds, Inc.	BNY Mellon Dynamic Total Return Fund	97,772,847
100770	BNY Mellon Advantage Funds, Inc.	BNY Mellon Dynamic Value Fund	4,460,202,790
100350	BNY Mellon Advantage Funds, Inc.	BNY Mellon Global Dynamic Bond Income Fund	123,729,107
100472	BNY Mellon Advantage Funds, Inc.	BNY Mellon Global Real Return Fund	1,274,970,905
100780	BNY Mellon Advantage Funds, Inc.	BNY Mellon Opportunistic Midcap Value Fund	398,417,240
100499	BNY Mellon Advantage Funds, Inc.	BNY Mellon Opportunistic Small Cap Fund	294,725,778
100785	BNY Mellon Advantage Funds, Inc.	BNY Mellon Technology Growth Fund	346,805,182
	BNY Mellon Advantage Funds, Inc. Total			6,996,623,849	2,500,000
100727	BNY Mellon Alcentra Global Credit Income 2024 Target Term Fund, Inc.		134,671,829	134,671,829	525,000
100668	BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.		181,368,702	181,368,702	600,000
100523	BNY Mellon Appreciation Fund, Inc.		2,242,433,109	2,242,433,109	1,700,000
100244	BNY Mellon California AMT-Free Municipal Bond Fund, Inc.		610,462,351	610,462,351	900,000
100219	BNY Mellon Funds Trust	BNY Mellon Asset Allocation Fund	431,028,662
100676	BNY Mellon Funds Trust	BNY Mellon Bond Fund	1,258,883,736
100682	BNY Mellon Funds Trust	BNY Mellon Corporate Bond Fund	423,583,478
100202	BNY Mellon Funds Trust	BNY Mellon Emerging Markets Fund	242,890,091
100552	BNY Mellon Funds Trust	BNY Mellon Government Money Market Fund	356,676,138
100238	BNY Mellon Funds Trust	BNY Mellon Income Stock Fund	265,558,465
100674	BNY Mellon Funds Trust	BNY Mellon Intermediate Bond Fund	494,684,710
100479	BNY Mellon Funds Trust	BNY Mellon International Equity Income Fund	19,706,095
100303	BNY Mellon Funds Trust	BNY Mellon International Fund	263,149,830
100253	BNY Mellon Funds Trust	BNY Mellon Massachusetts Intermediate Municipal Bond Fund	173,385,683
100259	BNY Mellon Funds Trust	BNY Mellon Mid Cap Multi-Strategy Fund	1,335,611,915
100254	BNY Mellon Funds Trust	BNY Mellon Municipal Opportunities Fund	1,854,984,843
100250	BNY Mellon Funds Trust	BNY Mellon National Intermediate Municipal Bond Fund	1,973,871,540
100551	BNY Mellon Funds Trust	BNY Mellon National Municipal Money Market Fund	153,543,697
100252	BNY Mellon Funds Trust	BNY Mellon National Short-Term Municipal Bond Fund	419,898,009
100228	BNY Mellon Funds Trust	BNY Mellon New York Intermediate Tax-Exempt Bond Fund	94,341,334
100251	BNY Mellon Funds Trust	BNY Mellon Pennsylvania Intermediate Municipal Bond Fund	92,860,006
100672	BNY Mellon Funds Trust	BNY Mellon Short-Term U.S. Government Securities Fund	109,506,830
100281	BNY Mellon Funds Trust	BNY Mellon Small Cap Multi-Strategy Fund	511,937,096
	BNY Mellon Funds Trust Total			10,476,102,159	2,500,000
100605	BNY Mellon High Yield Strategies Fund		203,415,281	203,415,281	600,000
100721	BNY Mellon Index Funds, Inc.	BNY Mellon International Stock Index Fund	323,704,273
100720	BNY Mellon Index Funds, Inc.	BNY Mellon S&P 500 Index Fund	2,195,933,487
100913	BNY Mellon Index Funds, Inc.	BNY Mellon Smallcap Stock Index Fund	1,133,550,830
	BNY Mellon Index Funds, Inc. Total			3,653,188,590	2,300,000
100256	BNY Mellon Intermediate Municipal Bond Fund, Inc.		417,846,346	417,846,346	750,000
100934	BNY Mellon Investment Funds I	BNY Mellon Global Fixed Income Fund	2,372,622,606
100912	BNY Mellon Investment Funds I	BNY Mellon International Equity Fund	327,226,445
100941	BNY Mellon Investment Funds I	BNY Mellon Small Cap Growth Fund	14,025,288
100954	BNY Mellon Investment Funds I	BNY Mellon Small Cap Value Fund	163,016,434
100928	BNY Mellon Investment Funds I	BNY Mellon Small/Mid Cap Growth Fund	2,104,098,736
	BNY Mellon Investment Funds I Total			4,980,989,509	2,500,000
100489	BNY Mellon Investment Funds II, Inc.	BNY Mellon Global Emerging Markets Fund	420,930,734
100577	BNY Mellon Investment Funds II, Inc.	BNY Mellon Yield Enhancement Strategy Fund	298,731,941
	BNY Mellon Investment Funds II, Inc. Total			719,662,675	900,000
100765	BNY Mellon Investment Funds III	BNY Mellon Equity Income Fund	1,005,369,470
100467	BNY Mellon Investment Funds III	BNY Mellon Global Equity Income Fund	316,607,426
100565	BNY Mellon Investment Funds III	BNY Mellon High Yield Fund	598,580,318
100715	BNY Mellon Investment Funds III	BNY Mellon International Bond Fund	182,769,673
	BNY Mellon Investment Funds III Total			2,103,326,886	1,700,000
100803	BNY Mellon Investment Funds IV, Inc.	BNY Mellon Bond Market Index Fund	594,507,691
100666	BNY Mellon Investment Funds IV, Inc.	BNY Mellon Floating Rate Income Fund	878,726,889
100407	BNY Mellon Investment Funds IV, Inc.	BNY Mellon Institutional S&P 500 Stock Index Fund	1,779,065,595
100324	BNY Mellon Investment Funds IV, Inc.	BNY Mellon Tax Managed Growth Fund	135,166,371
	BNY Mellon Investment Funds IV, Inc. Total			3,387,466,547	2,100,000
100757	BNY Mellon Investment Funds V, Inc.	BNY Mellon Diversified International Fund	127,831,358
100465	BNY Mellon Investment Funds V, Inc.	BNY Mellon Developed Markets Real Estate Securities Fund	288,509,316
100579	BNY Mellon Investment Funds V, Inc.	BNY Mellon Large Cap Equity Fund	307,651,572
	BNY Mellon Investment Funds V, Inc. Total			723,992,246	900,000
100834	BNY Mellon Investment Funds VI	BNY Mellon Balanced Opportunity Fund	277,180,452	277,180,452	750,000
100800	BNY Mellon Investment Funds VII, Inc.	BNY Mellon Short Term Income Fund	101,429,284	101,429,284	525,000
100929	BNY Mellon Investment Portfolios	MidCap Stock Portfolio	149,322,105
100623	BNY Mellon Investment Portfolios	Small Cap Stock Index Portfolio	548,210,514
100206	BNY Mellon Investment Portfolios	Technology Growth Portfolio	1,061,913,060
	BNY Mellon Investment Portfolios Total			1,759,445,679	1,500,000
100625	BNY Mellon Large Cap Securities Fund, Inc.		2,056,128,358	2,056,128,358	1,700,000
100520	BNY Mellon Midcap Index Fund, Inc.		1,548,998,303	1,548,998,303	1,500,000

Fidelity Bond Coverage for Fund for Which the BNY Mellon Investment Adviser, Inc. Acts as Investment Adviser, Sub-Investment Adviser or Administrator - Gross Assets Pursuant to Rule17g-1(d) Under the Investment Company Act of 1940

Provided by BNY Mellon Fund Operations Department, Data Management Group, 212-635-8679

The number of “other investment companies” covered by the bonds as of January 2024, in answer to question 81(b) on Form N-SAR, is 105.

January 2024

Portfolio ID Corporate Registration	Portfolio/Series Name	Gross Asset Portfolio	Gross Assets Corporate Registration	Amount of Bond Required Pursuant to Rule 17g-1(d)
100210 BNY Mellon Municipal Bond Funds, Inc.	BNY Mellon Municipal Bond Fund	925,075,585	925,075,585	1,000,000
100997 BNY Mellon Municipal Bond Infrastructure Fund, Inc.		299,796,172	299,796,172	750,000
100218 BNY Mellon Municipal Funds, Inc.	BNY Mellon AMT-Free Municipal Bond Fund	1,140,162,340
100386 BNY Mellon Municipal Funds, Inc.	BNY Mellon High Yield Municipal Bond Fund	240,570,086
BNY Mellon Municipal Funds, Inc. Total			1,380,732,426	1,250,000
100285 BNY Mellon Municipal Income, Inc.		192,309,176	192,309,176	600,000
100384 BNY Mellon New Jersey Municipal Bond Fund, Inc.		328,029,590	328,029,590	750,000
100374 BNY Mellon New York AMT-Free Municipal Bond Fund		226,205,286	226,205,286	600,000
100223 BNY Mellon New York Tax Exempt Bond Fund, Inc.		748,583,512	748,583,512	900,000
100362 BNY Mellon Opportunistic Municipal Securities Fund		476,357,146	476,357,146	750,000
100103 BNY Mellon Opportunity Funds	BNY Mellon Natural Resources Fund	1,597,412,974	1,597,412,974	1,500,000
100900 BNY Mellon Research Growth Fund, Inc.		1,499,374,501	1,499,374,501	1,250,000
100213 BNY Mellon Short Term Municipal Bond Fund		146,960,098	146,960,098	525,000
100924 BNY Mellon Stock Funds	BNY Mellon International Core Equity Fund	151,047,785	151,047,785	600,000
100730 BNY Mellon Stock Index Fund, Inc.		2,980,439,068	2,980,439,068	1,900,000
100850 BNY Mellon Strategic Funds, Inc.	BNY Mellon Active MidCap Fund	427,193,120
100236 BNY Mellon Strategic Funds, Inc.	BNY Mellon Global Stock Fund	973,607,612
100322 BNY Mellon Strategic Funds, Inc.	BNY Mellon International Stock Fund	5,973,449,832
100441 BNY Mellon Strategic Funds, Inc.	BNY Mellon Select Managers Small Cap Growth Fund	143,770,741
100220 BNY Mellon Strategic Funds, Inc.	BNY Mellon Select Managers Small Cap Value Fund	163,920,764
100899 BNY Mellon Strategic Funds, Inc.	BNY Mellon U.S. Equity Fund	57,072,999
BNY Mellon Strategic Funds, Inc. Total			7,739,015,069	2,500,000
100289 BNY Mellon Strategic Municipal Bond Fund, Inc.		385,027,144	385,027,144	750,000
100287 BNY Mellon Strategic Municipals, Inc.		519,057,826	519,057,826	900,000
100743 BNY Mellon Sustainable U.S. Equity Fund, Inc.		422,858,407	422,858,407	750,000
100299 BNY Mellon Sustainable U.S. Equity Portfolio, Inc.		320,290,119	320,290,119	750,000
100815 BNY Mellon U.S. Mortgage Fund, Inc.		229,936,090	229,936,090	600,000
100205 BNY Mellon Variable Investment Fund	Appreciation Portfolio	201,459,510
100185 BNY Mellon Variable Investment Fund	Government Money Market Portfolio	297,071,649
100650 BNY Mellon Variable Investment Fund	Growth and Income Portfolio	98,559,370
100505 BNY Mellon Variable Investment Fund	Opportunistic Small Cap Portfolio	274,395,577
BNY Mellon Variable Investment Fund Total			871,486,105	1,000,000
100611 BNY Mellon Worldwide Growth Fund, Inc.		1,148,258,408	1,148,258,408	1,250,000
100629 CitizensSelect Funds	Dreyfus Institutional Preferred Treasury Securities Money Market Fund	1,281,405,039	1,281,405,039	1,250,000
100155 Dreyfus Cash Management		6,478,498,855	6,478,498,855	2,500,000
100160 Dreyfus Government Cash Management Funds	Dreyfus Government Cash Management	127,472,197,331
100150 Dreyfus Government Cash Management Funds	Dreyfus Government Securities Cash Management	4,710,649,044
Dreyfus Government Cash Management Funds Total			132,182,846,375	2,500,000
100189 Dreyfus Institutional Liquidity Funds	Dreyfus Treasury and Agency Liquidity Money Market Fund	9,671,576,136	9,671,576,136	2,500,000
100627 Dreyfus Institutional Preferred Money Market Funds	Dreyfus Institutional Preferred Government Plus Money Market Fund	1,441,085,546	1,441,085,546	1,250,000
100634 Dreyfus Institutional Reserves Funds	Dreyfus Institutional Preferred Government Money Market	22,476,576,669
100636 Dreyfus Institutional Reserves Funds	Dreyfus Institutional Preferred Treasury Obligations	1,099,554,451
Dreyfus Institutional Reserves Funds Total			23,576,131,120	2,500,000
100280 Dreyfus Tax Exempt Cash Management Funds	Dreyfus Tax Exempt Cash Management	577,905,641	577,905,641	900,000
100165 Dreyfus Treasury Obligations Cash Management Fund		44,284,001,593	44,284,001,593	2,500,000
100175 Dreyfus Treasury Securities Cash Management		61,168,404,687	61,168,404,687	2,500,000
100310 General Money Market, Inc.		2,163,029,782	2,163,029,782	1,700,000
100237 General Municipal Money Market Funds, Inc.	Dreyfus National Municipal Money Market Fund	679,899,543	679,899,543	900,000
100239 General New York AMT-Free Municipal Money Market Fund		161,366,516	161,366,516	600,000
Total Gross Assets for the Complex		350,604,158,894	350,604,158,894	70,425,000

Available FIDELITY BOND COVERAGE				$100,000,000

Amount between Minimum and Available				$29,575,000

Fidelity Bond Coverage for Fund for Which the BNY Mellon Investment Adviser, Inc. Acts as Investment Adviser, Sub-Investment Adviser or Administrator - Gross Assets Pursuant to Rule17g-1(d) Under the Investment Company Act of 1940

Provided by BNY Mellon Fund Operations Department, Data Management Group, 212-635-8679

The number of “other investment companies” covered by the bonds as of January 2024, in answer to question 81(b) on Form N-SAR, is 105.

January 2024

				Gross Assets Corporate Registration	Amount of Bond
					Required Pursuant to
Portfolio ID	Corporate Registration	Portfolio/Series Name	Gross Asset Portfolio		Rule 17g-1(d)
	Sweep Assets
	Sweep Assets		1,134,763,349
	Total Sweep Assets		1,134,763,349
	Fund of funds (Affiliated funds)
100757	BNY Mellon Investment Funds V, Inc.	BNY Mellon Diversified International Fund	125,897,461
	Total Fund of funds		125,897,461
	Partial fund of funds (Market value)
100219	BNY Mellon Funds Trust	BNY Mellon Asset Allocation Fund	211,491,028
100577	BNY Mellon Investment Funds II, Inc.	BNY Mellon Yield Enhancement Strategy Fund	265,264,983
	Total Partial Fund of funds		476,756,011

	Total Gross Assets for the Complex excluding sweep assets, fund of funds and partial fund of funds (MV)		348,866,742,072

	Count of Portfolios		105